Exhibit 10.47

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Alan J. Robin
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111

DEED OF TRUST, SECURITY AGREEMENT AND
FIXTURE FILING
BY
NEW AVENTINE, L.L.C., a Delaware limited liability company, Trustor
and
NEW DTRS LA JOLLA, L.L.C., a Delaware limited liability company,
Operating Lessee
TO
FIRST AMERICAN TITLE INSURANCE COMPANY,
as Trustee
for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation,
As of November 1, 2012

DEED OF TRUST

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
DEFINED TERMS

Execution Date: As of November 1, 2012
Note: Collectively, (i) the Fixed Rate Promissory Note executed by Trustor in favor of Beneficiary in the amount of $18,000,000 dated as of the Execution Date and (ii) the Floating Rate Promissory Note executed by Trustor in favor of Beneficiary in the amount of $72,000,000 dated as of the Execution Date.

Beneficiary & Address:

Metropolitan Life Insurance Company, a New York corporation (“MetLife”)

Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey 07962
Attn: Managing Director-Debt Strategies Group

with a copy to:

Metropolitan Life Insurance Company
333 South Hope Street, Suite 3650
Los Angeles, California 90071
Attention: Regional Director/Officer in Charge

Trustor & Address:

New Aventine, L.L.C., a Delaware limited liability company

New Aventine, L.L.C.
200 West Madison, Suite 1700
Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP
131 South Dearborn Avenue, Suite 1700
Chicago, Illinois 60603
Attn: Bruce A. Bonjour

DEED OF TRUST

Operating Lessee & Address:

New DTRS La Jolla, L.L.C., a Delaware limited liability company

New DTRS La Jolla, L.L.C.
200 West Madison, Suite 1700
Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP
131 South Dearborn Avenue, Suite 1700
Chicago, Illinois 60603
Attn: Bruce A. Bonjour

Liable Party & Address:

Strategic Hotel Funding, L.L.C., a Delaware limited liability company

Strategic Hotel Funding, L.L.C.
200 West Madison, Suite 1700
Chicago, Illinois 60606

with a copy to:

Perkins Coie LLP
131 South Dearborn Avenue, Suite 1700
Chicago, Illinois 60603
Attn: Bruce A. Bonjour

Trustee & Address: First American Title Insurance Company National Commercial Services 30 North LaSalle St., Suite 310, Chicago, IL 60602
Hotel: The Hyatt Regency at Aventine Hotel located at 3777 La Jolla Village Drive, La Jolla, San Diego, California, consisting of 419 guest rooms; a three story, approximately 32,000 square foot sports facility and spa located at 8930 University Center Lane, San Diego, California; and Trustor’s lessee’s interest in the restaurant property known as Café Japengo, located at 8960 University Center Lane, San Diego, California.

County and State in which the Property is located: San Diego County, State of California
Use: Full service hotel, retail stores, sports facility and spa, and restaurant

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Insurance, more specifically set forth in Article III, including, without limitation:

Commercial General Liability Required Liability Limits --$50,000,000.00

Auto Liability: $1,000,000.00 owned/hired/non-owned

Address for Insurance Notification:

Metropolitan Life Insurance Company
Its affiliates and/or successors and assigns
10 Park Avenue
Morristown, New Jersey 07962
Attention: Insurance Risk Manager

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Floating Rate Note: The Floating Rate Promissory Note dated as of the Execution Date in the amount of $72,000,000 executed by Trustor for the benefit of Beneficiary.

Fixed Rate Note: The Fixed Rate Promissory Note dated as of the Execution Date in the amount of $18,000,000 executed by Trustor for the benefit of Beneficiary.

Restricted Account Agreement: The Restricted Account Agreement dated as of the Execution Date executed by Trustor. Operating Lessee and Beneficiary.

DACA: The Deposit Account Control Agreement dated as of the Execution Date executed by Trustor. Operating Lessee, Beneficiary and Wells Fargo Bank, N.A.

Reserve Agreement: The Capital Reserve Escrow Agreement dated as of the Execution Date executed by Trustor. Operating Lessee and Beneficiary.

Interest Rate Cap Assignment: The Assignment of Interest Rate Cap Agreement dated as of the Execution Date executed by Trustor, Operating Lessee and Beneficiary.

Assignment of Leases: The Assignment of Leases dated as of the Execution Date executed by Trustor.

Deposit Escrow Agreement: The Security Deposit Escrow Agreement dated as of the Execution Date entered into by Trustor, Operating Lessee and Beneficiary.

Certification: The Certification dated as of the Execution Date executed by Trustor and Operating Lessee.

Deed of Trust: This Deed of Trust, Security Agreement, and Fixture Filing dated as of the Execution Date granted by Trustor and Operating Lessee to the Trustee for the benefit of Beneficiary.

Loan Documents: This Deed of Trust, the Fixed Rate Note, the Floating Rate Note, the Reserve Agreement, the Restricted Account Agreement; the DACA, the Assignment of Leases, the Certification, the Deposit Escrow Agreement, the Interest Rate Cap Assignment and any other documents related to the Floating Rate Note, the Fixed Rate Note, and/or this Deed of Trust, and all renewals, amendments, modifications, restatements and extensions of these documents.

Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Trustor and Liable Party in favor of Beneficiary.

Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party in favor of Beneficiary.

The Indemnity Agreement and the Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents as and to the extent set forth therein.

This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Trustor to Trustee for the benefit of Beneficiary with reference to the following Recitals:
RECITALS

DEED OF TRUST

A.    This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary, and any other amounts required to be paid by Trustor under any of the Loan Documents, (collectively, the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by Trustor and/or Operating Lessee as applicable of all of the terms, covenants and obligations set forth in any of the Loan Documents.
B.    Trustor makes the following covenants and agreements for the benefit of Beneficiary or any party designated by Beneficiary, including any prospective purchaser of the Loan Documents or participant in the Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as, “Beneficiary”) and Trustee.
C.    Operating Lessee is executing this Deed of Trust for the purpose of (i) confirming and agreeing to be bound by the representations, warranties, covenants and agreements of Operating Lessee herein and (ii) confirming the Grant of Security by Operating Lessee in Article I of this Deed of Trust.
NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Trustor agrees as follows:
ARTICLE I

GRANT OF SECURITY
Section 1.1    REAL PROPERTY GRANT. Trustor and/or Operating Lessee as applicable irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:
(i)    that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Deed of Trust or any portion of the real property; all easements, rights‑of‑way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Trustor and/or Operating Lessee as applicable with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);
(ii)    all rights of Trustor under that certain Declaration of Covenants, Easements and Restrictions (Aventine), recorded July 2, 1999, as Instrument No. 99-463397 in the San Diego County, California, Recorder’s Office, entered in to by Borrower’s predecessor in interest, Aventine Hotel, LLC, a Delaware limited liability company, and WXI/AVE Real Estate Limited Partnership, a Delaware limited partnership, as hereafter amended or supplemented (the “REA”);

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(iii)    all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all Fixtures (as defined below) and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, restaurant equipment, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);
(iv)    all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Property as a full service hotel with incidental retail stores and sports facilities and spa and restaurant, including all components thereof, now or hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”);
(v)    all present and future income, rents, revenue, profits, proceeds, hotel room income, and income of any kind derived directly or indirectly by Trustor, or Operating Lessee from or in connection with the Property, (including, without limitation, all revenues from (w) rentals or other payments from hotel guests, tenants, lessees, licensees or concessionaires whether on a cash basis or credit, paid or collected, and (x) the sale of food and beverages that are prepared at the Property and sold or delivered on or off the Property (including, without limitation, revenues from mini-bars), whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms and (y) gross revenue from the rental of banquet, meeting and other similar rooms, and (z) parking income and revenues), and all other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Trustor and/or Operating Lessee as applicable, any advance payment of real estate taxes or assessments, or insurance premiums made by Trustor and/or Operating Lessee as applicable and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Trustor and/or Operating Lessee as applicable in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);
(vi)    all rights of Trustor and/or Operating Lessee as applicable under that certain Management Agreement, dated as of September 20, 1985 by and between Naiman La Jolla, a California limited partnership (“Naiman”) and Hyatt Corporation, a Delaware

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corporation (“Hyatt” or “Hotel Manager”) as amended by: (i) Letter Agreement dated as of July 25, 1986 by and between Naiman and Hyatt; (ii) Amendment, Assignment, Assumption and Consent dated July 24, 1987 by and among Naiman, Aventine Partners, a California limited partnership (“Aventine Partners”) and Hyatt; (iii) Amendment to Management Agreement dated August 31, 1988 by and between Aventine Partners and Hyatt; (iv) Letter Agreement dated June 30, 1999 by and between Aventine Hotel, LLC and Hyatt; (v) Letter Agreement dated July 2, 1999 by and between Aventine Hotel, LLC and Hyatt; (vi) Assignment and Assumption of Leases, Contracts, Licenses, Warranties and Permits, dated March 2001, by and between Aventine Hotel, LLC and SHC Aventine II, LLC; (vii) Letter Agreement dated as of February 5, 2003, by and between SHC Aventine II, LLC and Hyatt; (viii) Letter Agreement dated August 22, 2003; (ix) Assignment and Assumption of Leases, Contracts, Licenses, Warranties and Permits, dated June 29, 2004, by and between New Aventine, LLC to DTRS La Jolla, L.L.C.; (x) Letter Agreement dated April 4, 2006 by and between DTRS La Jolla, LLC and Hyatt; (xi) Letter Agreement dated April 3, 2007 by and between DTRS La Jolla, L.L.C. and Hyatt; (xii) Assignment and Assumption of Management Agreement and Manager Consent dated August 31, 2007 by and among DTRS La Jolla, L.L.C., New DTRS La Jolla, L.L.C., and Hyatt; (xiii) Landlord, Tenant and Manager Non-Disturbance and Attornment Agreement dated August 31, 2007 by and among New Aventine, LLC, New DTRS La Jolla, L.L.C. and Hyatt; (xiv) Letter Agreement dated May 6, 2010, by and between New DTRS La Jolla, L.L.C. and Hyatt; (xv) Letter Agreement dated March 1, 2011 by and between New DTRS La Jolla, L.L.C. and Hyatt; (xvi) Letter Agreement dated April 28, 2011 by and between New DTRS La Jolla, L.L.C. and Hyatt; (xvii) Third Amendment to Management Agreement dated as of November 1, 2012 between New DTRS La Jolla, L.L.C. and Hyatt; and, (xviii) Fourth Amendment to Management Agreement dated as of November 1, 2012 between New DTRS La Jolla, L.L.C. and Hyatt (all of the forgoing, collectively, the “Management Agreement” and as the Management Agreement is hereafter amended or supplemented);
(vii)    all rights of Trustor under that certain Operating Lease dated August 31, 2007, between Trustor and New DTRS La Jolla, L.L.C., a Delaware limited liability company as amended by that certain First Amendment to Operating Lease dated January 1, 2012 (which amendment is erroneously titled “Second Amendment to Operating Lease”), as hereafter amended or supplemented (the “Operating Lease”);
(viii)    all rights of Trustor and/or Operating Lessee, as applicable, as lessee, under that certain Restaurant Lease dated July 2, 1999 and amended October 19, 2000, between Trustor’s predecessor-in-interest and WXI/AVE Real Estate Limited Partnership, a Delaware limited partnership, as lessor, as hereafter amended or supplemented (the “Restaurant Lease”);
(ix)    all damages, payments and revenue of every kind that Trustor and/or Operating Lessee as applicable may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

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(x)    all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;
(xi)    all, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and
(xii)    all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.
TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.
Section 1.2    PERSONAL PROPERTY GRANT. Trustor and/or Operating Lessee as applicable irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Trustor’s interest, and to the extent permissible under the Operating Lease and the Management Agreement, Operating Lessee’s interest, in the following personal property which is collectively referred to as “Personal Property”:
(i)    any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;
(ii)    all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Trustor and/or Operating Lessee as applicable in common with others and all documents of membership in any owner’s association or similar group;
(iii)    all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Trustor and/or Operating Lessee as applicable relating to the plans and specifications or to the construction of the Improvements;
(iv)    all furniture, fixtures and equipment and other items of property located on or used in connection with the Real Property or its occupancy or operation, including all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the operation of the Hotel for the Use, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens and bars, if any, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iv) telephone and computerized

DEED OF TRUST

accounting systems, (v) vehicles and (vi) and any other items customarily included within “property and equipment” for hotel properties similar to the Hotel (“FF&E”);
(v)    all rights of Trustor or Operating Lessee in and to accounts receivables, arising from the operation of the Property, to payment for goods sold or leased, for services rendered, or for the rental or use of the Property, whether or not yet earned by performance, including, without limiting the generality of the foregoing, (i) all accounts arising from the operation of the Property, and (ii) all rights to payment from any consumer credit or charge card organization or entity (such as or similar to the organizations or entities which sponsor and administer the American Express Card, the Visa Card, the Carte Blanche Card and the Master Card). Accounts Receivable shall include all of the foregoing rights to payment, whether now existing or hereafter created, and all substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition thereof or substitution therefor, and all of the proceeds from all of the foregoing, subject however to the rights of the Hotel Manager under the Management Agreement;
(vi)    all rights of Trustor and/or Operating Lessee as applicable under the Interest Rate Cap Assignment and each Rate Cap Agreement, including all rights of Trustor and/or Operating Lessee in and to any and all of the proceeds of such Rate Cap Agreement which are hereby assigned to Beneficiary;
(vii)    all rights of Trustor and/or Operating Lessee as applicable, under the Reserve Agreement and all rights of Trustor and/or Operating Lessee as applicable in and to the proceeds of the Capital Reserve Fund (as defined in the Reserve Agreement);
(viii)    all rights of Trustor and/or Operating Lessee as applicable, under the Deposit Escrow Agreement and all rights of Trustor and/or Operating Lessee as applicable in and to the proceeds of the Security Deposit (as defined in the Deposit Escrow Agreement);
(ix)    all rights of Trustor and/or Operating Lessee as applicable, under the Restricted Account (as defined in the Restricted Account Agreement) and all rights of Trustor and/or Operating Lessee as applicable in and to all funds held in the Restricted Account from time to time;
(x)    all, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;
(xi)    all rights of Trustor and Operating Lessee in and to the accounts held, administered and operated by Hotel Manager under the Management Agreement, including without limitation, the operating receipts and disbursement account, the payroll account, the tax impound account and the furniture, fixtures and equipment account and any and all other accounts held by Hotel Manager for the benefit of Trustor and/or Operating Lessee pursuant to the terms of the Management Agreement;

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(xii)    all authorizations, licenses and permits, including without limitation, operating permits, liquor licenses and all other authorizations or permits necessary or appropriate for the Improvements to be fully operated as a first class hotel for the Use (“Licenses and Permits”);
(xiii)    all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and
(xiv)    all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).
All of the Real Property and the Personal Property are collectively referred to as the “Property.”
Section 1.3    CONDITIONS TO GRANT. If Trustor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Trustor and/or Operating Lessee as applicable shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State.
ARTICLE II

TRUSTOR COVENANTS
Section 2.1    DUE AUTHORIZATION, EXECUTION, AND DELIVERY.
(b)    Trustor represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Trustor requiring further consent for such action by any other entity or person.
(c)    Trustor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.
(d)    Trustor represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Trustor’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.
(e)    Trustor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Trustor and constitute valid and binding obligations of Trustor which are enforceable in accordance with their terms.

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Section 2.2    PERFORMANCE BY TRUSTOR; LICENSES AND PERMITS .
(a)    Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.
(b)    Trustor represents and warrants that the Licenses and Permits necessary or appropriate for the Improvements to be fully operated as a first class hotel shall have been validly obtained, paid for and be in full force and effect.
Section 2.3    WARRANTY OF TITLE TO REAL PROPERTY AND FF&E .
(a)    Trustor warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property (except the Restaurant Lease) , and that it has the right and is lawfully authorized to sell, convey or encumber the Property (except the Restaurant Lease) subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 and B-2 of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens.
(b)    All FF&E have been paid for in full and there are no leases or encumbrances, or security interests on any of the FF&E.
(c)    Subject to and without limiting Section 10.4 and Section 10.5 of this Deed of Trust, if any future acquisition of FF&E is leased, Beneficiary shall have the right to approve such lease. Beneficiary shall receive an assignment of the tenant’s interest in any leased equipment. Beneficiary shall also receive from the lessor of such equipment (i) an estoppel certificate reflecting the lease agreement and the defaults, if any, of Trustor under the lease agreement, and (ii) an agreement providing that if Beneficiary shall ever become the owner of the Real Property, such lessor’s lease, at Beneficiary’s option, may be assumed by Beneficiary at the same rental charges, and under the same terms and conditions as are presently contained in such lease.
(d)    Trustor further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons claiming any interest in the Property.
Section 2.4    TAXES, LIENS AND OTHER CHARGES.
(a)    Unless otherwise paid to Beneficiary as provided in Section 2.5, Trustor and/or Operating Lessee as applicable shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). The Impositions shall be paid not later than the dates on which the particular Imposition would become delinquent and Trustor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full. If Trustor and/or Operating Lessee as applicable elects by appropriate legal action to contest any Imposition, Trustor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs

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which may become due pending the determination of the contest. If Trustor deposits this sum with Beneficiary, Trustor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest and any appeal thereof, Trustor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.1), the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Trustor.
(b)    In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness may be declared by Beneficiary to immediately become due and payable. Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Trustor and/or Operating Lessee as applicable is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Trustor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.6 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.
Section 2.5    ESCROW DEPOSITS.
(a)    Without limiting the effect of Section 2.4 and Section 3.1, subject to (b) and (c) below, Trustor shall pay to Beneficiary monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”) until such time as Trustor has deposited an amount equal to the annual charges for these items and on demand, from time to time, shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions. Trustor will furnish to Beneficiary bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary without any requirement to pay interest to Trustor on account of these funds. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.5 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited.
(b)    Notwithstanding the foregoing, so long as Hotel Manager pays, reserves or set asides funds on a monthly basis in amounts sufficient to provide for the payment of all Impositions as and when due (which funds need not be segregated or deposited into a specific fund or account), Beneficiary agrees not to require deposits for Impositions unless and until (a) there has occurred an Event of Default under the Loan Documents, the Guaranty, or the Indemnity Agreement, (b) Trustor no longer owns the Property; (c) such deposits are required in connection with a securitization

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or participation of the Loan; or (d) except as and to the extent expressly permitted under Section 10.2 and 10.3, there has been a change in the general partners, stockholders or members of Trustor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor. In the event any of these events described in clauses (a) through (d) occur, unless Beneficiary agrees to an alternative arrangement directly with the independent third party manager of the Hotel, Beneficiary reserves the right to require Impositions deposits at any time in its absolute discretion notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary.
(c)    Notwithstanding the foregoing, if and so long as Hotel Manager pays, reserves or sets aside funds on a monthly basis in amounts sufficient to provide for the payment of all Premiums as and when due, Beneficiary agrees not to require deposits for Premiums unless and until (a) there has occurred an Event of Default under the Loan Documents, the Guaranty or the Indemnity Agreement, (b) Trustor no longer owns the Property; (c) such deposits are required in connection with a securitization or participation of the Loan; (d) except as and to the extent expressly permitted under Section 10.2 and 10.3, there has been a change in the general partners, stockholders or members of Trustor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Trustor; or (e) at any time Trustor or Operating Lessee fails to furnish Beneficiary, not later than thirty (30) days before the dates on which any Premiums would become delinquent, receipts for the payment of such Premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy.
(d)    Upon the occurrence of the events described in (b) and/or (c) above, Trustor or Operating Lessee will make, or will cause Manager to make, monthly deposits of Impositions and/or Premiums, as applicable, to Beneficiary notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary. In the event deposits of Impositions and/or Premiums are required pursuant to this Section, Trustor or Operating Lessee will make, or will cause Manager to make, monthly deposits of all Impositions and/or Premiums, as applicable, in an amount equal to one-twelfth (1/12) of the annual charges for these items as reasonably estimated by Beneficiary until such time as there has been deposited an amount equal to the annual charges for these items. The deposits shall be held by Beneficiary without interest being payable to Trustor and Beneficiary may commingle the deposits with other funds of Beneficiary.
Section 2.6    CARE AND USE OF THE PROPERTY.
(a)    Trustor represents and warrants to Beneficiary as follows:
(1)    All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.
(2)    The Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Trustor and/or Operating Lessee as applicable shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Trustor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Trustor and/or Operating Lessee as

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applicable shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.
(3)    Trustor has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Trustor and any governmental or regulatory agency pertaining to the development, Use or operation of the Property. Trustor and/or Operating Lessee as applicable, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.
(4)    Trustor and/or Operating Lessee as applicable shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary.
(5)    The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.
(6)    Construction of the Improvements on the Property is complete.
(7)    The Property is in good repair and condition, free of any material damage.
(b)    Beneficiary shall have the right, at any time and from time to time during normal business hours, to enter the Property in order to ascertain Trustor’s and/or Operating Lessee’s compliance as applicable with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Trustor and/or Operating Lessee as applicable shall cooperate with Beneficiary performing these inspections. Beneficiary’s rights hereunder include its rights under California Civil Code Section 2929.5, as such Section may be amended from time to time. Trustor shall pay all costs incurred by Beneficiary in connection with any such inspections, except as may otherwise be provided in such Section 2929.5.
(c)    The Property shall be continuously open for business with the public and operated for the Use, without material interruption unless otherwise approved by Beneficiary in its commercially reasonable discretion, except in the event of (i) casualty or condemnation, (ii) a force majeure event, such as but not limited to, inclement weather, strike or labor stoppage, riot or other civil unrest, and closings ordered or recommended by governmental authorities, and/or (iii)

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temporary, rolling closures of portions of the Property for customary repairs and maintenance and/or room renovations or other capital improvements;  provided however, without limitation of the foregoing, (A) in no event shall more than 20% of the guest rooms at the Property be closed at any one time, and (B) in no event shall any closure of any single part of the Property continue for more than four (4) months. Any renovations, capital improvements and/or repairs and/or closures of the Property that would violate the conditions set forth in clauses A or B above shall require Beneficiary’s consent in its sole discretion.
(d)    Trustor and/or Operating Lessee as applicable shall not use, or permit the use of, the Hotel for any other use except for the Use without the prior written consent of Beneficiary. Trustor and/or Operating Lessee as applicable shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so‑called “condominium regime” whether superior or subordinate to this Deed of Trust and Trustor and/or Operating Lessee as applicable shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.
(e)    Without the prior written consent of Beneficiary, Trustor and/or Operating Lessee as applicable shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non‑conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.
Section 2.7    COLLATERAL SECURITY INSTRUMENTS. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Trustor under this Deed of Trust or any other Loan Document.
Section 2.8    MANAGEMENT AGREEMENT.
(a)    As of the Execution Date, the Management Agreement shall be in full force and effect and Hotel Manager has no defenses or claims against Trustor or Operating Lessee with respect thereto. Any new or subsequent agreements providing for the management and operation of the Hyatt Regency at Aventine Hotel shall be subject to Beneficiary’s approval.
(b)    The Management Agreement shall be subordinated to the lien of the Deed of Trust pursuant to an Assignment and Subordination of Management Agreement and Consent of Hotel Manager dated as of the date of this Deed of Trust, and further shall be assigned to MetLife as additional security for the Loan.

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(c)    Notwithstanding any provision to the contrary contained herein or in the other Loan Documents, the Trustor and Operating Lessee may not amend, modify, supplement, alter or waive any right under the Management Agreement without the written consent of Beneficiary, provided however, without any requirement for consent, Trustor and Operating Lessee may agree to any nonmaterial modification, change, supplement, alteration or amendment to the Management Agreement and waiver of any nonmaterial rights thereunder, including without limitation, any such modification, change, supplement, alteration, amendment or waiver that does not affect the cash management procedures set forth in the Management Agreement or the Loan Documents, decrease the cash flow of the Property, adversely affect the marketability of the Property, change the definitions of “default” or “event of default,” change the definitions of “operating expense” or words of similar meaning to add additional items to or delete items from such definitions, change the definitions of “available cash flow”, “gross operating profit”, “gross revenues” so as to reduce the payments due the Trustor thereunder, change the definition of “debt service,” “owner equity” or “owner remittance amount,” change the timing of remittances to the Trustor or Operating Lessee thereunder, change the priority of distributions of “available cash flow” to Trustor or Operating Lessee thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any Management Fees (as defined in the Management Agreement) payable under such Management Agreement.
Section 2.9    RATE CAP AGREEMENT.
(a)    On the Execution Date, Trustor shall assign to Beneficiary a first priority security interest in all of its right, title and interests under the Initial Cap Agreement (as hereinafter defined in Section 2.9(c)(i) below), including all of its right, title and interests to receive any and all payments thereunder pursuant to the Interest Rate Cap Assignment.
(b)    Not later than 30 days prior to the expiration of the Initial Cap Agreement (and each successor agreement), Trustor shall enter into an interest rate cap agreement (the “Replacement Cap Agreement”, and together with the Initial Cap Agreement and any subsequent replacement or renewal of either of them, collectively, the “Rate Cap Agreement”), which shall protect against an increase in interest rates which would cause the Debt Service Coverage Ratio (as hereinafter defined in Section 2.9(c)(ii)) to be less than 1.10. Each Replacement Cap Agreement shall have a term of not less than one year and comply with all terms of this Section 2.9.
(c)    As used herein the following terms shall have the following meanings.
(1)    “Initial Cap Agreement” shall mean an interest rate cap agreement in the notational amount equal to the principal amount of the Floating Rate Note with a LIBOR Strike Rate (LIBOR 30 days) of not greater than 2.50% (resulting in an annual Interest Rate for the Floating Rate Note of 6.50%) for a term of not less than one year and not greater than 3 years in duration.
(2)    “Debt Service Coverage Ratio” shall mean the ratio of Projected Adjusted Net Operating Income (as hereinafter defined in Section 2.9(c)(3)) derived from the Property divided by the aggregate annual Projected Debt Service Payments (as hereinafter defined in Section 2.9(c)(6)) as reasonably determined by Beneficiary.

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(3)    “Projected Adjusted Net Operating Income” means Total Revenues (as hereinafter defined in Section 2.9(c)(4)) less Operating Expenses (as hereinafter defined in Section 2.9(c)(5)) for the Property, in each case as projected by the Borrower for the succeeding twelve month period.
(4)    “Total Revenue” means, without duplication, (A) all revenue, derived from the ownership and/or operation of the Property (including hotel revenues, sporting club revenues and restaurant revenues), from whatever source, including, but not limited to, Rents, but (B) excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any governmental authority, security deposits, refunds and uncollectible accounts, proceeds of casualty insurance and condemnation awards (other than rental insurance or other loss of income insurance), income from the sale of FF&E and any disbursements from the Capital Reserve Account (as defined in the Reserve Agreement).
(5)    “Operating Expenses”:
(i)    Operating Expenses shall mean the sum of (A) departmental expenses, (B) undistributed operating expenses, (C) management fees, (D) insurance, (E) real estate taxes, (F) rental payments under the Restaurant Lease, (G) other required disbursements to the owner of the office building adjacent to the Property in accordance with the REA and (H) deposits to reserves to replace furniture, fixtures, and equipment held by Hotel Manager.
(ii)    Operating Expenses shall exclude (A) incentive management fees, (B) payments under the Operating Lease which are payable after payments of debt service with respect to the Loan pursuant to the Management Agreement, (C) total debt service for such period, (D) financing costs, (F) depreciation and amortization, (F) capital expenditures, (G) capital improvements, (H) income taxes, (I) sales, use and occupancy or other taxes on receipts and (J) all other non-cash charges or expenses.
(iii)    With respect to Total Revenues and Operating Expenses, the above definitions are based on the Uniform System of Accounts for the Lodging Industry (Tenth Revised Edition).
(6)    “Projected Debt Service Payments” means the total projected debt service payments for the Floating Rate Note and the Fixed Rate Note during the fiscal period being evaluated, determined by Beneficiary as follows:
(i)    Projected Debt Service Payments for the Floating Rate Note will be the product of (a) the Estimated Annual Interest Rate (as hereinafter defined) for the Floating Rate Note multiplied by (b) $72,000,000.
(ii)    The “Estimated Annual Interest Rate” for the Floating Note for the succeeding twelve month period shall be the sum of (x) the average forward LIBOR – 30 day rate for the succeeding 12 month period (based on the forward LIBOR – 30 day Rate (as derived from Bloomberg or similar service)) plus (y) 400 basis points, but in no event shall the Estimated Annual Interest Rate for the Floating Rate Note be less than 4.50%.

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(iii)    Projected Debt Service Payments for the Fixed Rate Note will be the product of (c) the Fixed Rate Note Interest Rate multiplied by (d) the outstanding principal balance of the Fixed Rate Note at the time of determination, including, without limitation, the amount of any outstanding Fixed Rate Note Accrual Amount (as defined in the Restricted Account Agreement).
(d)    Each Rate Cap Agreement (i) shall be in form acceptable to Beneficiary (ii) shall be with a counterparty acceptable to Beneficiary and which counterparty shall have a credit rating of “A2” or better by Moody’s Investors Service, Inc., and “A” or better by Standard and Poor’s Rating Group, (iii) shall direct such acceptable counterparty to deposit any and all payments due under the Rate Cap Agreement directly into an account designated by Beneficiary so long as any portion of the Loan remains outstanding; provided however, for purposes of this requirement, the Loan shall be deemed to be remaining outstanding if the Property is transferred to Beneficiary (or its nominee or designee) by judicial foreclosure or non-judicial foreclosure or by deed-in-lieu thereof, (iv) shall by its terms authorize Trustor’s assignment of the Rate Cap Agreement to Beneficiary, and (v) shall have an initial notional amount equal to the unpaid principal balance of the Floating Rate Note.
(e)    Trustor shall collaterally assign to Beneficiary all of its right, title and interest to receive any and all payments under each Rate Cap Agreement pursuant to an Interest Rate Cap Assignment in the form of the initial Interest Rate Cap Assignment.
(f)    Trustor shall comply with all of its obligations under the Rate Cap Agreement. All amounts paid by the counterparty under the Rate Cap Agreement to Trustor or Beneficiary shall be deposited immediately into such account as shall be designated by Beneficiary. Trustor shall take all actions reasonably required by Beneficiary to enforce Beneficiary’s rights under the Rate Cap Agreement in the event of a default by the counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.
(g)    In the event of a downgrade, withdrawal or qualification of the rating of the counterparty by Moody’s Investors Service, Inc., or by Standard & Poor’s Ratings Group, at Beneficiary’s option, Trustor shall replace the Rate Cap Agreement with a replacement Rate Cap Agreement with a counterparty acceptable to Beneficiary not later than ten (10) business days following receipt of notice from Beneficiary of such downgrade, withdrawal or qualification. In the event that Trustor fails to purchase, deliver and/or maintain the Rate Cap Agreement or any replacement thereof as required hereby, Beneficiary may (in addition to exercising any of its other rights and remedies) purchase such Rate Cap Agreement or any replacement thereof and the costs incurred by Beneficiary in purchasing and maintaining the same shall be paid by Trustor with interest thereon at the Default Rate from the date such cost was incurred by Beneficiary until such cost is paid by Trustor or Liable Party to MetLife.
(h)    Trustor shall obtain and deliver to Beneficiary on, or promptly after, the Execution Date and at the time of, or promptly after, each renewal or replacement of each Rate Cap Agreement, an opinion of counsel for the counterparty (upon which Beneficiary and its successors and assigns may rely) in form, scope and substance acceptable to Beneficiary regarding the

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authorization of the counterparty, the legality, validity, and binding effect of the Rate Cap Agreement, and such other matters as Beneficiary shall reasonably require.
(i)    In each instance prior to purchasing a Rate Cap Agreement, Trustor shall provide a copy of its bid package to Beneficiary for its review and approval for conformity with the requirements set forth herein.
(j)    The obligation to purchase and maintain the Rate Cap Agreement and any replacement thereof in accordance with the terms of this Section shall be fully recourse to Trustor and Liable Party.
Section 2.10    SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.
(a)    Trustor and/or Operating Lessee as applicable shall immediately notify Beneficiary of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents (collectively, “Actions”). Trustor and/or Operating Lessee as applicable shall appear in and defend any Actions.
(b)    Beneficiary shall have the right, at the cost and expense of Trustor, to institute, maintain and participate in Actions or other proceedings and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.6 hereof.
Section 2.11    LIENS AND ENCUMBRANCES. Without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than (i) the liens and security interests created by the Loan Documents, (ii) Permitted Exceptions, (iii) liens, if any, for Impositions not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with the terms and conditions of Section 2.4 of the Deed of Trust, (iv) rights of existing Tenants as tenants only pursuant to Leases entered into in conformity with the provisions of this Deed of Trust, and (v) easements, rights of way, or restrictions incurred or entered into by Trustor and/or Operating Lessee as applicable in the ordinary course of business, which in each case could not be reasonably expected to have a material adverse effect, do not diminish in any material respect the value of the Property or affect in any material respect the validity, enforceability or priority of the liens created by the Loan Documents (collectively, “Permitted Liens”), Trustor shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Unpermitted Liens and Encumbrances”). If any Unpermitted Liens and Encumbrances are recorded against the Property or any part of the Property, Trustor and/or Operating Lessee as applicable shall obtain a discharge and release of any Unpermitted Liens and Encumbrances within fifteen (15) days after receipt of notice of their existence.

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ARTICLE III

INSURANCE
Section 3.1    REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.
(a)    During the term of this Deed of Trust, Trustor at its sole cost and expense must provide insurance policies and certificates of insurance for types of insurance described below all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages. In no event shall such policies be terminated or otherwise allowed to lapse unless replaced with a policy complying with the requirements set forth in this Article III. Trustor shall be responsible for its own deductibles. Trustor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Trustor requires for its own protection or for compliance with government statutes. Trustor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Section 3.1 (d) hereof.
Policies of insurance shall comply with the following requirements:
(1)    Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (i) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000; and (iv) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Beneficiary or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Trustor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.
(2)    Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such

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protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.
(3)    Business Income insurance in an amount sufficient to prevent Trustor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover 24 month’s Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of 12 months. The amount of such insurance shall be increased from time to time during the term of this Deed of Trust as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income form occupancy the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property plus the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Trustor but deducting any operating expenses that would not be incurred in the event of a casualty, (iii) the fair market rental value of any portion of the Property which is occupied by Trustor, and (iv) any other amounts payable to Trustor or to any affiliate of Trustor pursuant to leases.
(4)    If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Trustor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) “Full Replacement Cost” or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. Such coverage may be included in the property policy noted in item 3.1(a)(1) above.
(5)    During the period of any construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.
(6)    Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).
(7)    Boiler & Machinery, or Equipment Breakdown Coverage insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred

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percent (100%) of the full replacement cost of all such equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown. Such coverage may be included in the property policy noted in item 3.1(a)(1) above.
(8)    Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, to the extent commercially available and issued, and on such forms of insurance policies as required by Beneficiary.
(9)    Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Trustor, Trustor’s employees or Trustor’s agents in connection with the Property.
(10)    Insurance from or against losses, damages, costs, expenses, claims and liabilities related to or arising from earthquake in an amount equal to the maximum probable loss for the peril of earthquake in the State of California as determined by the Property Condition Assessment - Seismic Loss Evaluation prepared by Gaiatech, Inc., dated August 30, 2007 (Project A4626-850-1), which shall be in an amount equal to (x) the Full Replacement Cost (plus Business Income and Extended Period of Indemnity) multiplied by (y) the probable maximum loss - Scenario Upper Loss (SUL) in the Property Condition Assessment - Seismic Loss Evaluation approved by Beneficiary in connection with the funding of the Loan with a maximum deductible of 5% on the full earthquake coverage.
(11)    Such other insurance (i) as may from time to time be required by Beneficiary to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in Subsections (a) (1) through (a) (9) of this Section 3.1, and (ii) as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, earthquake, environmental, sinkhole and mine subsidence.
(b)    Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.1 as follows:
(1)    The policies of insurance referenced in Subsections (a)(1), (a)(3), (a)(4), (a)(5), (a)(7) and (a)(10) of this Section 3.1 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement.
(2)    The insurance policies referenced in Sections 3.1(a)(2) and 3.1(a)(9) shall name Beneficiary as an additional insured.
(3)    The policies of insurance referenced in Section 3.1(a)(8) shall name Beneficiary in such form and manner as Beneficiary shall require.

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(4)    All of the policies referred to in Section 3.1 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change.
(c)    All the insurance companies must be authorized to do business in the State and be approved by Beneficiary. The insurance companies must have a general policy rating of A.M. Best “Superior” or better and a financial class of X or better by A.M. Best or as otherwise approved by Beneficiary. At Beneficiary’s sole discretion, coverage may be provided by an A.M. Best “Excellent” rated company with a financial size of VIII, so long as carriers below X do not make up more than 10% of the total all-risks limits and are not in the primary or first $100,000,000 of coverage. So called “Cut-through” endorsements shall not be permitted. Trustor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.
(d)    Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If Trustor fails to obtain or maintain insurance policies and coverages as required by this Section 3.1 (“Required Insurance”) then Beneficiary shall have the right but shall not have the obligation immediately to procure any Required Insurance at Trustor’s cost.
(e)    Trustor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Section 3.1 (a). Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(2), (a)(4), and (a)(6) of this Section 3.1 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or Binders prior to each expiration. The failure of Trustor to maintain the insurance required under this Article III shall not constitute a waiver of Trustor’s obligation to fulfill these requirements.
(f)    All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.
(g)    The aforementioned coverage may be provided through Trustor’s blanket policy, provided that Trustor shall be obligated to provide necessary underwriting information, including but not limited to, a schedule of locations, property types and replacement cost of all properties covered by the blanket policy and such shall be acceptable to Beneficiary in its sole discretion.
Section 3.2    ADJUSTMENT OF CLAIMS. Trustor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction.
Section 3.3    ASSIGNMENT TO BENEFICIARY. In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor in and to any insurance policy, or premiums or

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payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.
ARTICLE IV

BOOKS, RECORDS AND ACCOUNTS
Section 4.1    BOOKS AND RECORDS.
(a)    Trustor and/or Operating Lessee as applicable shall keep adequate books and records of account in accordance with generally accepted accounting principles (as supplemented by the Uniform System of Accounts for the Lodging Industry, current edition) (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied.
(b)    All of the financial statements and reports required in this section from Trustor, Operating Lessee or Hotel Manager as applicable must include detailed information or supporting reports with detailed information sufficient to show, as applicable, CAM charges for the Hotel, rents from the athletic club, revenues from operating the premises under the Restaurant Lease, parking revenues and expenses, and corporate overhead.
(c)    Trustor and/or Operating Lessee shall furnish to Beneficiary:
(1)    an annual balance sheet and profit and loss statement of Trustor in electronic form in the form required by Beneficiary, prepared and certified by Trustor, and audited financial statements for Trustor and any Liable Party prepared by an independent certified public accountant acceptable to Beneficiary within ninety (90) days after the close of each fiscal year of Trustor and the Liable Party, as the case may be;
(2)    an annual ARGUS© valuation file in electronic form which includes, without limitation, a then current rent roll, all income of the Property and all Property expenses not later than fifteen (15) days prior to the beginning of each calendar year;
(3)    the annual operating budget, presented on a monthly basis for the upcoming twelve month period, which annual operating budget shall be provided to Beneficiary both (i) in the form submitted by Hotel Manager for approval by Trustor and/or Operating Lessee and (ii) not later than fifteen (15) days prior to the beginning of each calendar year, in the form approved by Trustor and/or Operating Lessee;
(4)    monthly STR and PACE Bookings Report;
(5)    monthly Gross Receipts Reports (as defined in the Management Agreement) and operating statements in the form prepared by Hotel Manager for submission to Operating Lessee and Trustor upon receipt from Hotel Manager and rent rolls for the Hotel;
(6)    monthly calculation of the Monthly Asset Management Fee and the Asset Management Fee Accrual;

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(7)    the calculation provided by Hotel Manager for all fees payable and/or paid to Hotel Manager under the Management Agreement, including without limitation, the calculation of the Base Fee (as defined in the Management Agreement) and the Incentive Fee (as defined in the Management Agreement);
(8)    an annual income statement for the Hotel in the form prepared by Hotel Manager for submission to Trustor and Operating Lessee, an annual operating budget for the Hotel presented on a monthly basis for the upcoming twelve month period at least fifteen (15) days prior to the beginning of each calendar year, in each case, without adjustment for corporate overhead;
(9)     monthly operating statements for the Hotel, without adjustment for corporate overhead;
(10)    copies of any appraisals obtained by Trustor;
(11)    quarterly financial statements and supplemental statements of Liable Party satisfactory to Beneficiary evidencing compliance with the Guarantor Minimum Net Worth Requirements (as defined in Section 8.7); and,
(12)    quarterly financial statements and supplemental statements of the Consolidated Group (as defined in Section 8.7) satisfactory to Beneficiary evidencing compliance with the Consolidated Group Minimum Net Worth Requirements (as defined in Section 8.7).
Section 4.2    PROPERTY REPORTS. Upon request from Beneficiary or its representatives and designees, Trustor and/or Operating Lessee as applicable shall furnish in a timely manner to Beneficiary: an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.
Section 4.3    ADDITIONAL MATTERS.
(a)    Trustor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or the rating agencies in form and substance satisfactory to Beneficiary or the rating agencies.
(b)    Trustor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.
(c)    Beneficiary and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Trustor and its affiliates or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained

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by Trustor, its affiliates or any guarantor or indemnitor where the books and records are located. Beneficiary shall have the right upon notice to make copies and extracts from the foregoing records and other papers.
ARTICLE V

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY
Section 5.1    TRUSTOR’S REPRESENTATIONS AND WARRANTIES.
Trustor and Operating Lessee each represents and warrants to Trustee and Beneficiary as follows:
(a)    There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit B to the Assignment of Leases and Trustor has delivered to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Guaranties”).
(b)    There are no defaults by Trustor and/or Operating Lessee under the Existing Leases and Guaranties and, to the best knowledge of Trustor, there are no defaults by any tenants under the Existing Leases or any guarantors under the Guaranties. The Existing Leases and the Guaranties are in full force and effect.
(c)    To the best knowledge of Trustor and Operating Lessee, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.
(d)    No Existing Leases with a square footage of 1,000 square feet or more may be amended terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.
(e)    There are no defaults by Trustor and/or Operating Lessee as applicable under the Restaurant Lease and, to the best knowledge of Trustor, there are no defaults by the lessor under the Restaurant Lease and the Restaurant Lease is in full force and effect.
Section 5.2    REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE OPERATING LEASE.
(a)    The Operating Lease shall not be amended or modified or terminated without the prior written approval of Beneficiary; provided however, that Trustor and Operating Lessee may without Beneficiary’s approval agree to non-material modifications or amendments to the Operating Lease which do not materially alter the obligations of Trustor as Operating Lessor, grant Operating Lessee any rights or powers with respect to the Property that are inconsistent with the rights and obligations of Trustor under the Loan Documents, or grant or confer upon any third party any of

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the rights, benefits or obligations under the Operating Lease, including without limitation any right to receive any of the income, revenue or profits of the Property.
(b)    Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under the Operating Lease; provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Trustor hereunder.
(c)    In the event of a termination, cancellation or surrender of the Operating Lease by Operating Lessee, Trustor shall assume any and all obligations of Operating Lessee under the Management Agreement and cure any and all defaults of Operating Lessee under the Management Agreement.
Section 5.3    ASSIGNMENT OF LEASES.
(a)    In order to further secure payment of the Secured Indebtedness and the performance of obligations of Trustor and/or Operating Lessee as applicable under the Loan Documents, Trustor and/or Operating Lessee as applicable absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s and/or Operating Lessee’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. The Existing Leases and Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases” but such term expressly excludes the Operating Lease.
(b)    TRUSTOR AND OPERATING LESSEE EACH ACKNOWLEDGES AND AGREES THAT ALL RENTS AND PROFITS UNDER THE LEASES SHALL BE PAID DIRECTLY BY THE TENANTS UNDER THE LEASES TO BENEFICIARY AND THAT THE RENTS AND PROFITS WILL BE HELD AND APPLIED IN ACCORDANCE WITH THE TERMS OF THE RESTRICTED ACCOUNT AGREEMENT.
Section 5.4    PERFORMANCE OF OBLIGATIONS.
(a)    Trustor and/or Operating Lessee as applicable shall perform all obligations under any and all Leases. If any of the acts described in this Section 5.4 are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.
(b)    Trustor and/or Operating Lessee as applicable agrees to furnish Beneficiary executed copies of all future Leases for premises of 1,000 square feet or more. Trustor and/or Operating Lessee as applicable shall not, without the express written consent of Beneficiary, (i) enter into or extend any Lease unless the Lease is on the standard form lease approved by Beneficiary, and complies with the Leasing Guidelines which are attached to this Deed of Trust as Exhibit “B”, or (ii) cancel or terminate any Leases except in the case of a default or unless Trustor or Operating Lessee has entered into new Leases covering all of the premises of the Leases being terminated or surrendered, or (iii) modify or amend any Leases for premises of 1,000 square feet or more in any

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material way or materially reduce the rent, or (iv) unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease, or (v) accept payment of advance rents or security deposits in an amount in excess of one month’s rent or (vi) enter into any options to purchase the Property.
(c)    Notwithstanding anything to the contrary in this Deed of Trust, (i) the covenants and agreements of Trustor and Operating Lessee in Sections 5.4, 5.5 and 5.6 hereunder shall be subject to the limitation that Trustor and Operating Lessee shall only be required to use commercially reasonably efforts to enforce any rights they may have under the Management Agreement to ensure that Hotel Manager takes actions under the Management Agreement consistent with the requirements of Sections 5.4, 5.5 and 5.6 hereof and (ii) subject to the obligation to use commercially reasonable efforts to enforce any rights under the Management Agreement, Trustor, Operating Lessee and Liable Party shall not be deemed in default hereunder as a result of the exercise by Hotel Manager of any of its rights pursuant to the Management Agreement with respect to the subject matter of Sections 5.4, 5.5 and 5.6 of this Deed of Trust; and (iii) the rights of Hotel Manager under the Management Agreement with respect to the subject matter of Sections 5.4, 5.5 and 5.6 shall not be limited or restricted in any manner except as may be expressly provided in an instrument in writing signed by Hotel Manager and delivered to Beneficiary.
(d)    Notwithstanding the foregoing, the Operating Lease shall not be subject to the Leasing Guidelines or the provisions of Section 5.3, provided however that any leasing or subleasing of all or any part of the Leased Improvements (as defined in the Operating Lease) pursuant to the Operating Lease shall be subject to the Leasing Guidelines.
Section 5.5    SUBORDINATE LEASES. The Operating Lease and each Lease entered into after the Execution Date affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser. If requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. If Beneficiary requests, Trustor and/or Operating Lessee as applicable shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreement with Beneficiary on forms which have been approved by Beneficiary.
Section 5.6    LEASING COMMISSIONS. Trustor covenants and agrees that all contracts and agreements relating to the Property, if any, entered into by Trustor or Operating Lessee requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Trustor’s compliance with this Section upon request.
Section 5.7    REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE RESTAURANT LEASE.

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(a)    Trustor and/or Operating Lessee, as applicable warrants that it holds a leasehold interest in the Restaurant Lease, and that it has the right and is lawfully authorized to encumber the Restaurant Lease (in accordance with the terms of the Restaurant Lease).
(b)    The premises demised by Trustor and/or Operating Lessee under the Restaurant Lease is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens created by or through Trustor and/or Operating Lessee. Trustor and/or Operating Lessee, as applicable further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons claiming any interest in the Restaurant Lease or the premises demised under the Restaurant Lease.
(c)    The Restaurant Lease shall not be amended or modified or terminated by Trustor or Operating Lessee without the prior written approval of Beneficiary; provided however, that Hotel Manager, Trustor and/or Operating Lessee, as applicable may without Beneficiary’s approval agree to non-material modifications or amendments to the Restaurant Lease which do not materially alter the obligations or rights of Trustor and/or Operating Lessee, as applicable as lessee thereunder, or grant or confer upon any third party any of the rights, benefits or obligations under the Restaurant Lease, including without limitation any right to receive any of the income, revenue or profits for the operation of the restaurant.
(d)    Trustor and/or Operating Lessee, as applicable, covenants and agrees that it will not sublease the premises or assign its interest in the Restaurant Lease without Beneficiary’s prior written consent.
(e)    Trustor and/or Operating Lessee, as applicable, absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under the Restaurant Lease; provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Trustor hereunder.
(f)    Trustor and/or Operating Lessee, as applicable, shall provide Beneficiary with copies of all notices and notices of default received from the landlord under the Restaurant Lease promptly upon receipt by Trustor and/or Operating Lessee, as applicable or given by Trustor and/or Operating Lessee, as applicable to the landlord under the Restaurant Lease.
Section 5.8    REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE REA.
(a)    The REA shall not be amended or modified or terminated by Trustor or Operating Lessee without the prior written approval of Beneficiary; provided however, that Trustor may without Beneficiary’s approval agree to non-material modifications or amendments to the REA which do not materially alter the obligations or rights of Trustor thereunder, or grant or confer upon any third party any of the rights, benefits or obligations under the REA.
(b)    Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under the REA;

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provided, that Beneficiary acknowledges and agrees that it will not exercise its rights prior to an Event of Default by Trustor hereunder except as reasonably required to protect its security interest.
(c)    There are no defaults by Trustor or Operating Lessee under the REA, including without limitation the provisions of the REA pertaining to insurance coverage and, to the best knowledge of Trustor, there are no defaults by any other parties under the REA and the REA is in full force and effect.
(d)    Trustor shall provide Beneficiary with copies of all notices and notices of default received under the REA promptly upon receipt by Trustor or given by Trustor to under the REA.
ARTICLE VI

ENVIRONMENTAL HAZARDS
Section 6.1    REPRESENTATIONS AND WARRANTIES. Trustor hereby represents, warrants, covenants and agrees to and with Beneficiary that (i) neither Trustor nor, to the best of Trustor’s knowledge, after due inquiry, any tenant, subtenant or occupant of the Property has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.5) at, on, under, within or about the Property except as expressly disclosed in the Phase I Environmental Report by Terracon Consultants dated August 29, 2012, with project reference number 60127769 provided to Beneficiary or as approved by Beneficiary in writing and (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Trustor and/or Operating Lessee as applicable, and any tenant, subtenant or occupant of the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.6), (iii) Trustor and/or Operating Lessee as applicable will use commercially reasonable efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (v) Trustor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) that remains pending relating to Hazardous Materials or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Trustor and/or Operating Lessee as applicable shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or could reasonably be expected to impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, and (vii) Trustor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Trustor and that is contained in files and records of Trustor and/or Operating Lessee, as applicable, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.

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Notwithstanding the foregoing, as to the Restaurant Lease and the premises demised under the Restaurant Lease, Trustor is making such representations and warranties only with respect to itself and Operating Lessee.
Section 6.2    REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean‑up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Trustor and/or Operating Lessee as applicable shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Trustor and/or Operating Lessee as applicable and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Trustor and/or Operating Lessee as applicable and approved in advance in writing by Beneficiary. All costs and expenses of Remedial Work shall be paid by Trustor and/or Operating Lessee as applicable including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Trustor and/or Operating Lessee as applicable shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.
Section 6.3    ENVIRONMENTAL SITE ASSESSMENT. Beneficiary shall have the right, at any time and from time to time, if Beneficiary has a reasonable belief that the environmental condition of the Property has adversely changed since the date of the Loan, to undertake, at the expense of Trustor, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Trustor and/or Operating Lessee as applicable shall cooperate fully with Beneficiary and its consultants performing such assessments and tests.
Section 6.4    UNSECURED OBLIGATIONS. No amounts which may become owing by Trustor to Beneficiary under this Article VI or under any other provision of this Deed of Trust as a result of a breach of or violation of this Article VI shall be secured by this Deed of Trust. The obligations shall continue in full force and effect and any breach of this Article VI shall constitute an Event of Default. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

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Section 6.5    HAZARDOUS MATERIALS.
“Hazardous Materials” shall include without limitation:
(a)    Those substances included within the definitions of “hazardous substances”, “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;
(b)    Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);
(c)    Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq.; (F) flammable explosives; or (G) radioactive materials;
(d)    Any material, waste or substance which is included within any of the following:
(1)    any of the definitions of “acutely hazardous waste,” “extremely hazardous waste,” “hazardous waste,” “infectious waste,” “retrograde material,” “volatile organic compound” or “waste” pursuant to Cal. Health & Safety Code Sections 25110 et seq.;
(2)    any chemical known to the State of California to cause cancer or reproductive toxicity as published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code Sections 25249.5 et seq.;
(3)    the definition of “hazardous substance” pursuant to Cal. Health & Safety Code Section 25281;
(4)    the definition of “hazardous substance” as used in the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code, Sections 25300 et seq.;
(5)    either of the definitions of “hazardous materials” or “hazardous substances” pursuant to Cal. Health & Safety Section 25501;
(6)    the definition of “hazardous material” pursuant to Cal. Health & Safety Code Section 25411;

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(7)    the definition of “asbestos” pursuant to Cal. Health & Safety Code Section 25918;
(8)    either of the definitions of “air contaminant” or “air pollutant” as used in the Porter-Cologne Water Quality Control Act, Cal. Health & Safety Code Sections 39000 et seq.; and
(9)    “waste” or “hazardous substance” pursuant to Cal. Water Code Section 13050; and
(e)    Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.
Section 6.6    REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.
ARTICLE VII

CASUALTY, CONDEMNATION AND RESTORATION
Section 7.1    TRUSTOR’S REPRESENTATIONS.
Trustor represents and warrants as follows:
(a)    Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000.00 to restore or replace has occurred which has not been fully restored or replaced.
(b)    No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Trustor received notice of any proposed condemnation or other similar proceeding affecting the Property.
(c)    There is no pending proceeding for the total or partial condemnation of the Property.
Section 7.2    RESTORATION.
(d)    Trustor and/or Operating Lessee as applicable shall give prompt written notice of any casualty to the Property, which would cost more than $500,000 to repair, to Beneficiary

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whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Trustor and/or Operating Lessee as applicable covenants and agrees to commence and diligently pursue to completion the Restoration.
(e)    Trustor assigns to Beneficiary all Insurance Proceeds which Trustor and/or Operating Lessee as applicable is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust. Except as and to the extent provided in Section 7.4, in the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.2 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds shall be applied to the Cost of Restoration in accordance with the terms of this Article. Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.
(f)    For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) the casualty or damage occurs during the last year of the term of the Loan; or (ii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence; or (iii) the occurrence of a Material Casualty (as defined in 7.4(b)) or a Material Condemnation (as defined in Section 7.4(b)).
(g)    If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Trustor and/or Operating Lessee as applicable shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.5 below. Upon Trustor’s and/or Operating Lessee’s as applicable satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.5 below) then held by Beneficiary to Trustor.
(h)    In the event that the conditions for Restoration set forth in this Section have not been met and subject to the provisions of Section 7.4 if applicable, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.
Section 7.3    CONDEMNATION.
(a)    If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”). At its option, Beneficiary shall be entitled to commence, appear in

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and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney‑in‑fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.
(b)    Trustor assigns to Beneficiary all Condemnation Proceeds which Trustor and/or Operating Lessee as applicable is entitled to receive. Except as and to the extent provided in Section 7.4, in the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Trustor and/or Operating Lessee as applicable shall commence and diligently pursue to completion the Restoration. Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.
(c)    In the event the Net Condemnation Proceeds are to be used for the Restoration, Trustor and/or Operating Lessee as applicable shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.5 below. Upon Trustor’s and/or Operating Lessee’s, as applicable, satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.5 below) then held by Beneficiary to Trustor.
(d)    In the event that the conditions for Restoration set forth in this Section have not been met and subject to the provisions of Section 7.4, if applicable, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.
Section 7.4    CASUALTY AND CONDEMNATION RESTORATION PURSUANT TO MANAGEMENT AGREEMENT.
(a)    Notwithstanding any provision of the Deed of Trust or any other Loan Document, in the event of a Material Casualty or Material Condemnation, if the Management Agreement provides that the Operating Lessee or Trustor is required to restore the Property and such Operating Lessee or Trustor does not have the right to terminate the Management Agreement pursuant to the terms of the Management Agreement as a result of such Casualty or Condemnation or otherwise, then Beneficiary shall make such proceeds available to Trustor for the restoration of the Property (which shall be applied in accordance with the Requirements for Restoration) provided that: (i) an Event of Default does not then currently exist; (ii) with respect to a Casualty, the repair, restoration and rebuilding of any portion of the Hotel that has been damaged or destroyed or which remains after a Material Casualty, can be accomplished in full compliance with all Requirements

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relating to land and building design and construction, use and maintenance, that pertain to or affect the Property or any part of the Property to the same condition, character and general utility as nearly as possible to that existing prior to the Casualty and at least equal in value as that existing prior to the Casualty (the repair, restoration and rebuilding after a Casualty or Condemnation to the condition described in this clause (ii) is referred to herein as the “Restoration Standard”); (iii) respect to a Condemnation, the repair, restoration and rebuilding of any portion of the Hotel which remains after a Material Condemnation, can be accomplished in full compliance with all Requirements relating to land and building design and construction, use and maintenance, that pertain to or affect the Property or any part of the Property in accordance with the Restoration Standard provided that the value of the Hotel after such restoration shall be at least equal in value as that existing prior to the Condemnation, after giving effect however to any Net Condemnation Proceeds paid for such Condemnation in excess of the costs of restoration; (vi) the Casualty or Condemnation occurs more than one year prior to the Maturity Date (as defined in the Note); (v) restoration of the Property in accordance with the terms herein is estimated to require not more than one year to complete from the date of the occurrence of the Casualty or Condemnation; and (vi) the estimated cost to restore the Property in accordance with the terms herein, as approved by Beneficiary in its commercially reasonable discretion, does not exceed the amount of the Net Insurance Proceeds or Net Condemnation Proceeds available for restoration and other amounts, if any, committed to the costs of the restoration by Liable Party or any Affiliate, evidenced by documents satisfactory to Beneficiary, and with respect to which Beneficiary has been granted a security interest as evidenced by such documents required by Beneficiary satisfactory in form and content to Beneficiary.
(b)    For purposes of this Section 7.4, the following terms have the following meanings:
(1)    “Material Casualty” shall mean a Casualty where the loss (a) is in an aggregate amount equal to or in excess of twenty-five percent (25%) of the replacement cost of the Property immediately prior to such casualty or (b) in excess of ten percent (10%) of such replacement cost if such casualty shall not be covered by insurance.
(2)    “Material Condemnation” shall mean a Condemnation where the loss (a) is in an aggregate amount equal to or in excess of twenty-five percent (25%) of the replacement cost of the Property immediately prior to such taking or (b) in excess of ten percent (10%) of such replacement cost if such condemnation shall not be covered by condemnation proceeds.
(3)    Notwithstanding the foregoing, as between Hotel Manager and Beneficiary, in the event of a foreclosure or deed in lieu thereof in no event shall Beneficiary be required to restore any Casualty or Condemnation in excess of the proceeds available to it from insurance policies or as a condemnation award.
Section 7.5    REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration:
(a)    If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (other than activities required to protect the Property from further damage or to provide for the health and/or safety of

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the public or workers) (the “Work”), Trustor and/or Operating Lessee as applicable shall provide Beneficiary for its review and written approval (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) an estimate of the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are acceptable to Beneficiary.
(b)    Trustor and/or Operating Lessee as applicable shall not commence the Work, other than temporary work to protect the Property, protect the health or safety of the public or workers, or prevent interference with business, until Trustor and/or Operating Lessee as applicable shall have complied with the requirements of subsection (a) of this Section 7.5. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Trustor, from time to time as the Work progresses:
(1)    Architect or another person approved by Beneficiary shall be in charge of the Work.
(2)    Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Trustor and approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Trustor to Beneficiary and Trustor’s delivery to Beneficiary of (A) Trustor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record, and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.
(3)    The final Request for Payment shall be accompanied by (i) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for

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the use and occupancy of the Hotel for the Use, (ii) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full, and (iv) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.
(c)    If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration, Trustor fails to submit to Beneficiary and receive Beneficiary’s approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Trustor and/or Operating Lessee as applicable fails to commence promptly or diligently continue to completion the Restoration, or (iii) Trustor and/or Operating Lessee as applicable becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the nonfulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee.
ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRUSTOR
Section 8.1    ERISA. Trustor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Trustor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets.”
Section 8.2    NON-RELATIONSHIP. Neither Trustor nor any general partner, member, director or officer of Trustor, nor, to Trustor’s knowledge, any general partner, member or shareholder of any entity which is a general partner, shareholder, or member of Trustor, is an officer or director of MetLife or is a son, daughter, mother, father or spouse of an officer or director of MetLife.
Section 8.3    NO ADVERSE CHANGE. Trustor represents and warrants that there has been no material adverse change from the conditions shown in the application submitted for the Loan by Trustor (“Application”) or in the materials submitted in connection with the Application

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or in the credit rating or financial condition of Trustor, Operating Lessee or any Trustor’s Constituents (as defined in Section 8.4(a)).
Section 8.4    TRUSTOR’S REPRESENTATIONS AND WARRANTIES
(a)    Trustor represents and warrants that it has delivered to Beneficiary true and correct copies of all Trustor’s and Operating Lessee’s and Liable Party’s organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in the general partners, shareholders or members of Trustor or Operating Lessee or any entity which is a general partner, shareholder, beneficiary or member of Trustor or Operating Lessee, respectively as the case may be (“Trustor’s Constituents”) since the date that the Application was executed by Trustor.
(b)    Trustor represents and warrants that neither Trustor, nor any of the Trustor’s Constituents, is involved in any litigation, arbitration or other proceeding nor is there any governmental investigation pending which if determined adversely would materially adversely affect Trustor’s ability to perform in accordance with the Loan Documents, and to the best knowledge of Trustor, no such proceeding is contemplated or threatened.
(c)    Trustor represents and warrants that Trustor has received reasonably equivalent value for the granting of this Deed of Trust.
(d)    Trustor represents and warrants that neither Trustor, nor any of the Trustor’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Trustor, no such proceeding is contemplated or threatened.
(e)    Trustor represents and warrants that neither Trustor nor, to its knowledge, any Trustor’s Constituent has been convicted of, or been indicted for a felony criminal offense.
(f)    Trustor represents and warrants that neither Trustor nor any Trustor’s Constituent is in default under any mortgage, deed of trust, note, loan or credit agreement.
Section 8.5    FOREIGN INVESTOR. Neither Trustor nor any partner, member or stockholder of Trustor is, and no direct legal or beneficial interest in a partner, member or stockholder of Trustor, New Aventine Mezzanine, L.L.C. or New Aventine Mezzanine I, Inc. is or will be held directly by, a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of l986, as amended and New Aventine Mezzanine I, Inc., a Delaware corporation, the direct owner of 100% of the legal and beneficial interests in New Aventine Mezzanine. L.L.C. and the indirect owner of 100% of the legal and beneficial interests in Trustor, is not a “disregarded entity” within the meaning of such Code of Regulations; provided that no representation is made with respect to shareholders of the publicly traded Securities of Strategic Hotels & Resorts, Inc. (“SHRI”).
Section 8.6    US PATRIOT ACT. Neither Trustor nor any partner, member or stockholder of Trustor is, and no legal or beneficial interest in a partner, member or stockholder of Trustor is or will be held, directly or indirectly, by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control

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or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation; provided that no representation is made as to shareholders of the publicly traded securities of SHRI.
Section 8.7    COVENANTS AND AGREEMENTS WITH RESPECT TO LIABLE PARTY AND CONSOLIDATED GROUP.
(a)    Trustor covenants and agrees that it will be an event of default under this Deed of Trust if at all times prior to the release of Liable Party from all obligations under the Guaranty and the Indemnity Agreement, Guarantor does not have a net worth at least equal to the Guaranty Cap (as defined in the Guaranty), as tested at the end of each fiscal quarter (“Guarantor Minimum Net Worth Requirement”).
(b)    Trustor covenants and agrees that it will be an event of default under this Deed of Trust if at all times prior to the release of Liable Party from all obligations under the Guaranty and the Indemnity Agreement, the Consolidated Group (as hereinafter defined) shall not be and remain in compliance with the following net worth requirement, as tested at the end of each fiscal quarter, (the “Consolidated Group Minimum Net Worth Requirements”):
(1)    (x) SHRI shall retain a Market Capitalization (as hereinafter defined in Section 8.7(d)(1) below) of no less than $175,000,000, and (y) Liable Party shall be the direct or indirect beneficial owner of no less than ten (10) luxury or upper upscale hotels located in North America; or, in the event and only in the event that the requirements in this Section 8.7(b)(1) are not met, then,
(2)    (x) The Consolidated Group Leverage Ratio (as hereinafter defined in Section 8.7(d)(2) below) of the Consolidated Group (as hereinafter defined in Section 8.7(d)(iv) below) shall be no greater than 80% and (y) Liable Party shall be the direct or indirect beneficial owner of no less than ten (10) luxury or upper upscale hotels located in North America.
(c)    In the event that Market Capitalization is determined to be less than $175,000,000 as of any reporting date required under the Loan Documents (the “MC Determination Date”), Borrower shall commission and finalize within 90 days from the MC Determination Date appraisals by a third party valuation firm for use in determining the Consolidated Group Leverage Ratio. The valuation firm shall be subject to the prior written approval of Beneficiary, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, appraisals which have been finalized by an approved third party valuation firm no more than 6 months prior to the MC Determination Date calculation shall be deemed valid for the determination of the Consolidated Group Leverage Ratio calculation.
(d)    Unless otherwise specifically referenced, the following terms shall have the following meanings for purposes of this Section:
(1)    “Market Capitalization” shall be calculated as “Consolidated Shares Outstanding” multiplied by the “Average Share Price”. “Consolidated Shares Outstanding” shall

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be the sum of consolidated: (i) common shares outstanding, (ii) operating partnership units outstanding, (iii) stock options outstanding, (iv) restricted stock units outstanding, and (v) value creation plan units outstanding under the deferral program as detailed in the Consolidated Group’s quarterly supplemental financial information or as determined from other sources. “Average Share Price” shall be determined by calculating the average daily closing price of SHRI common stock over the relevant quarter.
(2)    “Consolidated Group Leverage Ratio” shall be calculated by dividing Total Debt by Total Consolidated Appraisal Value. “Total Debt” shall be the sum of: (i) total mortgages and other debt payable, (ii) exchangeable senior notes, net of discount, and (iii) bank credit facility minus the lesser of $40 million or 50% of cash and cash equivalents, as detailed in the Consolidated Group’s quarterly supplemental financial information or as determined from other sources. “Total Consolidated Appraisal Value” shall be the sum of the market value of each hotel under the ownership of Guarantor, which is consolidated on the consolidated balance sheets on the Consolidated Group’s quarterly financial statements.
(3)    The following hotel assets are included in the Consolidated Group Leverage Ratio as of the date of the Loan:
JW Marriott Essex House New York
Fairmont Chicago
Four Seasons Jackson Hole
Four Seasons Punta Mita
Four Seasons Silicon Valley
Four Seasons Washington, D.C.
Hyatt Regency La Jolla
InterContinental Chicago
InterContinental Miami
Loews Santa Monica Beach Hotel
Marriott Grosvenor Square
Marriott Lincolnshire Resort
Ritz-Carlton Half Moon Bay
Ritz-Carlton Laguna Niguel
Westin St. Francis

(4)    “Consolidated Group” shall mean Liable Party, SHRI and their Subsidiaries (for all purposes in connection herewith, a “Subsidiary” is for any entity, any other entity in which such first entity or a subsidiary of such entity holds capital stock and whose financial results would be consolidated under generally accepted accounting principles (“GAAP”) with the financial results of such first entity on the consolidated financial statement of such first entity).
(e)    Borrower covenants and agrees to provide financial statements and reports, including an officer’s certificate (signed by the Chief Financial Officer, Treasurer, President or General Counsel of Liable Party), all in form and substance satisfactory to Beneficiary evidencing Liable Party’s compliance with the Guarantor Minimum Net Worth Requirement and the

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Consolidate Group’s compliance with the Consolidated Group Minimum Net Worth Requirements within thirty (30) days after the close of each fiscal quarter of Liable Party and otherwise within fifteen (15) days after request by Lender.
ARTICLE IX

EXCULPATION AND LIABILITY
(a)    Except as provided in this Section, Section 11 of the Fixed Rate Note, Section 11 of the Floating Rate Note or in the Indemnity Agreement or Guaranty, anything contained herein or in any other Loan Documents to the contrary notwithstanding, Beneficiary will look solely to the Property and the security granted by this Deed of Trust as security for the repayment of the Loan and will not enforce a deficiency judgment against Trustor.
(b)    However, nothing contained in this Section shall limit the rights of Beneficiary to proceed against Trustor and the general partners of Trustor and/or the Liable Party, if any, (i) to enforce any leases entered into by Trustor or its affiliates as tenant; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Trustor or which, under the terms of the Loan Documents, should have been paid to Beneficiary; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Trustor or prepaid rents for a period of more than 30 days; (v) to recover Rents and Profits received by Trustor after the first day of the month in which an Event of Default occurs and prior to the date Beneficiary acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with, the provisions of this Deed of Trust pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections 11.6 and 11.7 of this Deed of Trust and any amount reasonably expended by Beneficiary in connection with the foreclosure of the Deed of Trust; (viii) to recover costs and damages arising from Trustor’s failure to pay any Premiums or Impositions in the event Trustor is not required to deposit such amounts with Beneficiary pursuant to the terms of the Deed of Trust; (ix) to recover damages arising from Trustor’s failure to comply with the provisions of the Deed of Trust pertaining to ERISA; (x) to recover any damages, costs, expenses or liabilities, including reasonable attorneys’ fees, incurred by Beneficiary and arising from any breach or enforcement of any “environmental provision” (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof; and/or (xi) in accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, limit the right of Beneficiary to waive the security of the Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law. If Beneficiary exercises the rights and remedies of an unsecured creditor in accordance with clause (xi) above, Trustor promises to pay to Beneficiary, on demand by Beneficiary following such exercise, all

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amounts owed to Beneficiary under any Loan Document, and Trustor agrees that it and the Liable Party, if any, will be personally liable for the payment of all such sums. In the event that Trustor fails to maintain or replace the Rate Cap Agreement as and when required under this Agreement or under the terms of the Interest Rate Cap Assignment, Trustor shall be liable on a recourse basis for all damages, costs, expenses, or liabilities (including attorneys’ fees) that Beneficiary may incur as a result of such failure.
(c)    This limitation of liability shall not apply and the Loan will be a recourse loan in the event that Trustor commences a voluntary bankruptcy or insolvency proceeding or an involuntary bankruptcy or insolvency proceeding is commenced against Trustor and is not dismissed within 90 days of filing. Notwithstanding the previous sentence, neither Trustor nor Liable Party shall be personally liable for payment of the Loan merely by reason of an involuntary bankruptcy (irrespective of its duration) as to which the following conditions are satisfied (1) such involuntary bankruptcy is not solicited, procured or supported by Trustor or any Related Person (defined below); (2) there is no debt or other obligation and there are no creditors, in any case which are prohibited by the Loan Documents; (3) Trustor and each Related Person in such involuntary bankruptcy proceeding will consent to and support and perform all actions requested by Beneficiary to obtain relief from the automatic stay and to obtain adequate protection for Beneficiary; (4) none of the Trustor nor any Related Persons shall propose or in any way support any plan of reorganization which in any way modifies or seeks to modify any provisions of the Loan Documents or any of Beneficiary’s rights under the Loan Documents; and (5) none of Trustor nor any Related Persons shall propose or consent to any use of cash collateral except with Beneficiary’s consent, which may be withheld in Beneficiary’s sole discretion. As used herein, a “Related Person” shall mean (a) any guarantor or other person or entity which is liable in any way (including contingently liable) for any part of the Loan, (b) any person or entity which has any direct or indirect interest in Trustor or in which Trustor has any direct or indirect interest, or (c) any person who, by reason of any relationship with any of the foregoing, would be reasonably expected to act in accordance with the request of any of the foregoing.
(d)    Notwithstanding the foregoing, the Loan shall be recourse to Trustor and the Liable Party in the event there is a Transfer or Secondary Financing except as permitted in the Loan Documents or as otherwise approved in writing by Beneficiary.
(e)    Notwithstanding the foregoing, Beneficiary agrees that its sole recourse against the Operating Lessee for Operating Lessee’s obligations hereunder or under the other Loan Documents shall be to the collateral owned by Operating Lessee and pledged to Beneficiary pursuant to the terms of the Loan Documents; provided however, the foregoing shall not limit Beneficiary’s rights against Trustor and/or Liable Party with respect to the obligations of Operating Lessee to the extent otherwise permitted under the Loan Documents.
ARTICLE X

SINGLE PURPOSE ENTITY; CHANGE IN OWNERSHIP,
PROHIBITIONS ON TRANSFERS, FINANCING AND DEBT
Section 10.1    SINGLE PURPOSE ENTITY; INDEPENDENT DIRECTOR.

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(a)    During the term of the Loan, Trustor and Operating Lessee shall each be a single purpose entity (“Single Purpose Entity”) and the Loan Documents and Trustor’s and Operating Lessee’s organizational documents shall provide that Trustor (and Operating Lessee, if and to the extent applicable) shall not: (i) engage in business other than owning and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (vi) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for benefit of creditors without the unanimous consent of its partners or members, as applicable; (vii) except to the extent expressly permitted by this Deed of Trust, incur additional indebtedness except for trade payables in the ordinary course of business of owning and operating the Property, provided that such indebtedness is paid within 90 days of when incurred; (viii) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or (ix) modify, amend or revise its organizational documents with respect to any of the foregoing matters in this Section 10.1(a).
(b)    In addition to the requirements set forth in Section 10.1 (a), the board of directors of Trustor or its special purpose entity general partner, if applicable, must include at least one independent director (or its equivalent if Trustor is an entity other than a corporation) who is not employed by, related to or affiliated with Trustor or with any entity or person which is a constituent member of Trustor. The independent director shall be subject to the approval of the Beneficiary.
Section 10.2    CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.
(a)    Trustor shall not cause or permit, directly or indirectly: (i) the Property or any interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any interest in Trustor or in Operating Lessee or in the partners, or stockholders, or members or beneficiaries of, Trustor or Operating Lessee or of any of Trustor’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Trustor or Operating Lessee or any of the general partners or members of Trustor or Operating Lessee, including, without limitation, any conversion of Trustor or Operating Lessee or any general partner or member of Trustor or Operating Lessee to a limited partnership, a limited liability partnership or a limited liability company (a “Transfer”, or collectively, “Transfers”). Notwithstanding the foregoing, the fact that Trustor and/or the Operating Lessee are parties to the Management Agreement and to the Operating Lease are not Transfers under this Deed of Trust.
(b)    The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is Trustor; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either or (iii) subject to the applicable provisions of Article V, any sublease of

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space at the Leased Improvements (as defined in the Operating Lease) in accordance with the terms and conditions of the Operating Lease.
(c)    Trustor or transferee shall pay all costs and expenses incurred by Beneficiary in connection with any Transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees.
Section 10.3    OTHER PERMITTED TRANSFERS
(a)    Notwithstanding the prohibitions in Section 10.2 above, subject to the conditions set forth below, the following Transfers shall be permitted without Beneficiary’s consent:
(1)    Transfers of direct or indirect ownership interests in Borrower by, among and between Liable Party and Government of Singapore Investment Corporation (Realty) Pte Ltd. (“GICR”).
(2)    The issuance, exchange, redemption or other Transfer of common, preferred or other beneficial ownership interests in SHRI through the New York Stock Exchange, the NASDAQ national market, or other national or international exchange.
(3)    Transfers of ownership interests in Liable Party provided that at all times, (A) Liable Party individually or jointly with GICR (either through direct or indirect ownership interests), owns 99% of the direct and indirect ownership interests of Trustor and Operating Lessee, and Liable Party individually or jointly with GICR, directly or indirectly Controls (as hereinafter defined) Trustor and Operating Lessee, and (B) SHRI owns at least 99% of the ownership interests of Liable Party and Controls Liable Party.
(b)    As used in this Section 10.3, “Control” means the ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being a managing member, general partner, officer or director of the person or entity in question) to both (A) direct or cause the direction of the management, policies, business and affairs of the person or entity in question, and (B) conduct the day to day business operations of the person or entity in question. “Controlled by,” “controlling” and “under common control with” shall have the respective correlative meaning thereto.
(c)    Except for Transfers expressly permitted pursuant to Section 10.3(a)(2) of this Deed of Trust, Each of the Transfers permitted in this Section 10.3 shall be subject to the following conditions:
(1)    After giving effect to the Transfer, the entity that comprises Trustor shall continue to be able to make and shall make the other representations set forth in Article VIII of this Deed of Trust (excluding Section 8.3), and Trustor shall, upon Beneficiary’s request, furnish to Beneficiary such information as Beneficiary requests in order for Beneficiary to conduct due diligence, satisfactory to Beneficiary, with respect to OFAC;

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(2)    Borrower shall pay all costs and expenses incurred by Beneficiary in connection with the Transfer, including, as applicable, title insurance premiums, documentation costs and reasonable attorneys’ fees and costs;
(3)    Beneficiary receives written notice of such Transfer not later than thirty (30) days prior to such contemplated Transfer;
(d)    No Transfer pursuant to this Section 10.3 will relieve Trustor of its obligations under the Note, this Deed of Trust or any other Loan Documents or the Indemnity Agreement; and
(e)    No Transfer pursuant to this Section 10.3 will relieve Liable Party of its obligations under the Indemnity Agreement, the Guaranty, or under the Loan Documents, to the extent applicable.
Section 10.4    PROHIBITION ON SUBORDINATE FINANCING. Except as and to the extent expressly permitted in Section 10.5, Trustor shall not incur or permit the incurring of (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest or other direct or indirect interest in Trustor (collectively, “Secondary Financing”).
Section 10.5    PERMITTED DEBT. Trustor and Operating Lessee shall be allowed to incur the following indebtedness and obligations (“Permitted Debt”) which other than the Loan under the following clause (i) shall not be secured by the Property: (i) the Loan and any related obligations to Beneficiary, (ii) unsecured amounts payable for or in respect of the operation of the Property incurred in the ordinary course of Trustor’s business (“Trade Payables”), paid by Trustor within sixty (60) days of incurrence, provided that in no event shall the aggregate amount of such Trade Payables incurred by Trustor exceed two percent (2%) of the aggregate Loan Amount, (iii) capital lease obligations incurred in the ordinary course of business and operation of the Property, but in no event shall the annual scheduled debt service on such indebtedness or obligations exceed the aggregate amount of $250,000.00, (iv) any management fees accrued in accordance with the terms of the Management Agreement but which are not yet due and payable, (v) Impositions not yet due and payable or delinquent, or which are being diligently contested in good faith provided that Trustor shall have first complied with the requirements of Section 2.4(a), and (vi) indebtedness relating to liens in respect of Property or assets imposed by law which were incurred in the ordinary course of business (individually or collectively as the context requires, “Mechanics’ Lien(s)”), such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business, and liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable, or which are being diligently contested in good faith provided that Trustor shall have first deposited cash (or other security approved by Beneficiary such as a bond or letter of credit) with Beneficiary as a reserve in an amount that Beneficiary determines is sufficient to pay the Mechanic’s Lien plus all fines, interest, penalties and costs which may become due pending the determination of the contest.

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Section 10.6    RESTRICTIONS ON ADDITIONAL OBLIGATIONS. Except as and to the extent expressly provided to the contrary herein, during the term of the Loan, Trustor and/or Operating Lessee as applicable shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, (v) any other single item of indebtedness or liability which does not exceed $25,000.00 or, when aggregated with other items or indebtedness or liability, does not exceed $100,000.00, and (vi) Permitted Debt.
Section 10.7    STATEMENTS REGARDING OWNERSHIP. Trustor agrees to submit or cause to be submitted to Beneficiary within thirty (30) days after December 3lst of each calendar year during the term of this Deed of Trust and ten (10) days after any written request by Beneficiary, a sworn, notarized certificate, signed by an authorized (i) individual who is Trustor or one of the individuals comprising Trustor, (ii) member of Trustor, (iii) partner of Trustor or (iv) officer of Trustor, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Trustor has been made by Trustor and if so, to whom; or (z) there has been any change in the individual(s) comprising Trustor or in the partners, members stockholders or beneficiaries of Trustor from those on the Execution Date, and if so, a description of such change or changes.
ARTICLE XI

DEFAULTS AND REMEDIES
Section 11.1    EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Trustor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):
(a)    The failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days of the due date of such payment;
(b)    The failure of Trustor or Operating Lessee as applicable to perform or observe any of the other terms, covenants, conditions or agreements of this Deed of Trust not specified in Section 11.1(a) for thirty (30) days after receipt of notice of such failure; provided, however, that if such non-monetary default is susceptible of cure, but cannot reasonably be cured within such thirty (30) day period and the Trustor and Operating Lessee shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceed to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Trustor or Operating Lessee in the exercise of due diligence to cure such default, but the aggregate cure period under this clause (b) shall not exceed ninety (90) days;

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(c)    The filing by Trustor and/or Operating Lessee as applicable or the Liable Party (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within sixty (60) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;
(d)    If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Trustor, Operating Lessee or Liable Party, or by any person or entity otherwise liable under any Loan Document shall be materially false or materially misleading as of the date of the warranty representation certificates, financial statement or other information and, such materially false or materially misleading warranty, representation, certification, financial statement or other information is not cured within thirty (30) days after receipt by Trustor of notice thereof;
(e)    If Trustor and/or Operating Lessee as applicable shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Trustor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property;
(f)    If Liable Party shall default under the Guaranty;
(g)    If an Event of Default occurs under the REA;
(h)    If an Event of Default occurs under the Interest Rate Cap Agreement;
(i)    If an Event of Default occurs under the Management Agreement with respect to Trustor and or Operating Lessee;
(j)    If an Event of Default occurs under the Operating Lease with respect to Trustor or Operating Lessee;
(k)    If an Event of Default occurs under the Restricted Account Agreement with respect to Trustor or Operating Lessee;
(l)    If an Event of Default occurs under the DACA with respect to Trustor or Operating Lessee;
(m)    If an Event of Default occurs under the Deposit Escrow Agreement;

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(n)    If an Event of Default occurs under the Restaurant Lease with respect to Trustor or Operating Lessee; or
(o)    If Trustor or Liable Party shall default under the Indemnity Agreement.
Section 11.2    REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies:
(a)    Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or
(b)    Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Property either as a whole or in separate parcels as Beneficiary may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a Trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or
(c)    Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or
(d)    Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor and/or Operating Lessee as applicable or any of the Liable Party. Trustor and Liable Party shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights

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hereunder include its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time; and/or
(e)    Action for Breach of Contract. In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Beneficiary may bring an action for breach of contract against Trustor for breach of any “environmental provision” (as such term is defined in such Section) made by Trustor herein or in any other Loan Document, for the recovery of damages and/or for the enforcement of the environmental provision; and/or
(f)    Waiver of Security. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Beneficiary may waive the security of this Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law. Trustor and Beneficiary acknowledge that pursuant to California Code of Civil Procedure Section 726.5, Beneficiary’s rights under this Section 11.2 are limited to instances in which Trustor or any affiliate, agent, co-tenant, partner or joint venturer of Trustor either (i) caused, contributed to, permitted or acquiesced in the release (as defined in such Section 726.5) or threatened release of Hazardous Materials, or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to Beneficiary in writing after Beneficiary’s written request for information concerning the environmental condition of the Property, unless Beneficiary otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Deed of Trust.
Section 11.3    APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.2 of this Deed of Trust, to the extent permitted by law, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.
Section 11.4    WAIVER OF JURY TRIAL. To the fullest extent permitted by law, including laws enacted after the Execution Date, Trustor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed of Trust or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.
Section 11.5    BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS. Trustor agrees that, if Trustor and/or Operating Lessee as applicable fails to perform any act or to

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pay any money which Trustor and/or Operating Lessee as applicable is required to perform or pay under the Loan Documents, Beneficiary may make the payment or perform the act at the cost and expense of Trustor and in Trustor’s name or in its own name. Any money paid by Beneficiary under this Section 11.5 shall be reimbursed to Beneficiary in accordance with Section 11.6.
Section 11.6    BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Trustor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Trustor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.
Section 11.7    FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary in accordance with Section 11.6 for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.
Section 11.8    WAIVER OF CONSEQUENTIAL DAMAGES. Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Trustor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.
Section 11.9    INDEMNIFICATION OF TRUSTEE. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money. Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.
Section 11.10    ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Party for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.
Section 11.11    SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or an successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

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ARTICLE XII

TRUSTOR AGREEMENTS AND FURTHER ASSURANCES
Section 12.1    PARTICIPATION AND SALE OF LOAN.
(a)    Beneficiary may, sell, transfer or assign all or any portion of its interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan. Beneficiary may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”). Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Trustor or any Liable Party and the Property, whether furnished by Trustor, any Liable Party or otherwise, as Beneficiary determines necessary or desirable.
(b)    Beneficiary, without in any way limiting Beneficiary’s other rights hereunder, in its sole and absolute discretion, shall have the right to divide the Loan into two or more tranches which may be evidenced by two or more notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such division shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such division shall equal the interest rate which was applicable to the Loan immediately prior to such division. Trustor shall cooperate with reasonable requests of Beneficiary in order to divide the Loan and shall execute and deliver such documents as shall reasonably be required by Beneficiary in connection therewith, including, without limitation, new notes to replace the original Note, all in form and substance reasonably satisfactory to Beneficiary, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Trustor than those contained herein and in the Note, and (y) which do not increase Trustor’s obligations hereunder or decrease Trustor’s rights under the Loan Documents. If Beneficiary redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate. In the event Trustor fails to execute and deliver such documents to Beneficiary within ten (10) Business Days following such request by Beneficiary, Trustor hereby absolutely and irrevocably appoints Beneficiary as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Trustor ratifying all that such attorney shall do by virtue thereof.
(c)    Trustor will cooperate with Beneficiary and the Rating Agencies in furnishing such information and providing such other assistance, reports and legal opinions as Beneficiary may reasonably request in connection with any such transaction. In addition, Trustor acknowledges that Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is

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entitled to receive under the Loan Documents, with respect to the Loan, Trustor, Liable Party or the Property. Trustor shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Trustor or any Liable Party as may be requested by Beneficiary, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest.
(d)    Notwithstanding the foregoing, Trustor and Operating Lessee will not in any event be required to incur, suffer or accept (except to a de minimis extent) any expense or any liability in connection with such transfers described in this Section 12.1.
Section 12.2    REPLACEMENT OF NOTE. Upon notice to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.
Section 12.3    TRUSTOR’S ESTOPPEL. Within ten (10) days after receipt of a written request by Beneficiary, Trustor shall furnish an acknowledged written statement in form satisfactory to Beneficiary (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Loan Documents, the Management Agreement or the Operating Lease or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request. If Trustor does not furnish an estoppel certificate within the 10-day period, Trustor appoints Beneficiary as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.
Section 12.4    FURTHER ASSURANCES. Trustor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Trustor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Trustor fails to comply with the terms of this Section, Beneficiary may, at Trustor’s expense, perform Trustor’s obligations for and in the name of Trustor, and Trustor hereby irrevocably appoints Beneficiary as its attorney‑in‑fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest.
Section 12.5    SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

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ARTICLE XIII

SECURITY AGREEMENT
Section 13.1    SECURITY AGREEMENT.
THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.
Section 13.2    REPRESENTATIONS AND WARRANTIES.
Trustor warrants, represents and covenants as follows:
(a)    Trustor and/or Operating Lessee as applicable owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except for Permitted Liens and as otherwise expressly approved by Beneficiary in writing or as otherwise allowed hereunder. Trustor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property contrary to the preceding sentence.
(b)    The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the Use and for the purpose of carrying on the business of Trustor and/or Operating Lessee as applicable.
(c)    Trustor and/or Operating Lessee as applicable will not remove the Personal Property without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Trustor and/or Operating Lessee as applicable with other Personal Property of value equal to or greater than the value of the replaced Personal Property.
Section 13.3    CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes

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and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.
Section 13.4    PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9313, as amended from time to time and as enacted in the State, in the event that Trustor and/or Operating Lessee as applicable intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:
(a)    Before executing any security agreement or other document evidencing or perfecting the security interest, Trustor and/or Operating Lessee as applicable shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.
(b)    Trustor shall pay all sums and perform all obligations secured by the security agreement. A default by Trustor under the security agreement shall constitute a default under this Deed of Trust. If Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.
(c)    Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non‑negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.
(d)    The provisions of subparagraphs (b) and (c) of this Section 13.4 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the lien is permitted by Section 10.6 or if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.
ARTICLE XIV

MISCELLANEOUS COVENANTS
Section 14.1    NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or

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independently from any other right and remedy under any of the Loan Documents or under applicable law.
Section 14.2    NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.
Section 14.3    HEIRS AND ASSIGNS; TERMINOLOGY.
(a)    This Deed of Trust applies to, inures to the benefit of, and binds Beneficiary, Trustee, Liable Party and Trustor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party.
(b)    In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
(c)    If more than one party executes this Deed of Trust as Trustor, the obligations of such parties shall be the joint and several obligations of each of them.
Section 14.4    SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.
Section 14.5    APPLICABLE LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State.
Section 14.6    CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.
Section 14.7    TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Trustor’s and/or Operating Lessee’s as applicable obligations under this Deed of Trust and the other Loan Documents.

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Section 14.8    NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.
Section 14.9    NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.
[SIGNATURES ON FOLLOWING PAGE]

DEED OF TRUST

IN WITNESS WHEREOF, Trustor and Operating Lessee have executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.
NEW AVENTINE, L.L.C.,
a Delaware limited liability company
By:    /s/ Jonathan P. Stanner
Name:    Jonathan P. Stanner
Its:    Vice President, Capital Markets & Treasurer

NEW DTRS LA JOLLA, L.L.C.,
a Delaware limited liability company
By:    /s/ Jonathan P. Stanner
Name:    Jonathan P. Stanner
Its:    Vice President, Capital Markets & Treasurer

S-1
DEED OF TRUST

STATE OF ILLINOIS    )
)
COUNTY OF COOK    )

On October 31, 2012, before me Nancy Cochand , a Notary Public, personally appeared Jonathan P. Stanner who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Nancy Cochand
Signature of Notary
(Affix seal here)

STATE OF ILLINOIS    )
)
COUNTY OF COOK    )

On October 31, 2012, before me Nancy Cochand, a Notary Public, personally appeared Jonathan P. Stanner who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/S/ Nancy Cochand
Signature of Notary
(Affix seal here)

DEED OF TRUST

EXHIBIT “A”
PROPERTY DESCRIPTION
PARCEL A:

PARCELS 2 AND 3 OF PARCEL MAP NO. 18367, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA, NOVEMBER 4, 1999.

PARCEL B:

THE EASEMENTS GRANTED FOR THE PURPOSES SHOWN IN THE DECLARATION OF COVENANTS, EASEMENTS AND RESTRICTIONS RECORDED JULY 2, 1999 AS FILE NO. 1999-0463397 OF THE OFFICIAL RECORDS. SUBJECT TO THE TERMS AND CONDITIONS CONTAINED THEREIN.

PARCEL C:

A PORTION OF THE REAL PROPERTY DESCRIBED BELOW COMMONLY KNOWN AS 8960 UNIVERSITY CENTER LANE IN SAN DIEGO, CALIFORNIA BEING MORE PARTICULARLY DESCRIBED IN THAT MEMORANDUM OF LEASE RECORDED FEBRUARY 25, 2009 AS INSTRUMENT NO. 2009-0093613 OF OFFICIAL RECORDS, DESCRIBED AS:

PARCEL 1 OF PARCEL MAP NO. 18367, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 4, 1999.

PARCEL D:

THE EASEMENTS APPURTENANT TO PARCEL C GRANTED FOR THE PURPOSES SHOWN IN THE MASTER DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND RESERVATION OF EASEMENTS FOR UNIVERSITY CENTER RECORDED NOVEMBER 29, 1984 AS INSTRUMENT NO. 84-446026 OF OFFICIAL RECORDS, SUBJECT TO THE TERMS AND CONDITIONS CONTAINED THEREIN.
APN: 345-190-00 (Affects Parcel C), 345-190-26-00 (Affects Parcel 2 of Parcel A) and 345-190-27-00 (Affects Parcel 3 of Parcel A)

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DEED OF TRUST

EXHIBIT “B”
TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
LEASING GUIDELINES
“Leasing Guidelines” shall mean the guidelines approved in writing by Beneficiary, from time to time, with respect to the leasing of the retail portions of the Property. The following are the initial Leasing Guidelines:
(a)    All Leases shall be on the standard form of lease approved by Beneficiary in writing;
(b)    All Leases shall have an initial term of at least 1 year but not more than 5 years;
(c)    No Lease shall be for more than 1,000 square feet of net leasable area;
(d)    No Leases shall be entered into if there is an Event of Default under any of the Loan Documents; and
(e)    All payments of rent, additional rent or any other amounts due from a tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations.

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TABLE OF CONTENTS
		Page

ARTICLE I	GRANT OF SECURITY................................................................................	5
Section 1.1	REAL PROPERTY GRANT.....................................................................	5
Section 1.2	PERSONAL PROPERTY GRANT...........................................................	7
Section 1.3	CONDITIONS TO GRANT......................................................................	9
ARTICLE II	TRUSTOR COVENANTS.............................................................................	10
Section 2.1	DUE AUTHORIZATION, EXECUTION, AND DELIVERY..................	10
Section 2.2	PERFORMANCE BY TRUSTOR; LICENSES AND PERMITS............	10
Section 2.3	WARRANTY OF TITLE TO REAL PROPERTY & FFE........................	10
Section 2.4	TAXES, LIENS AND OTHER CHARGES..............................................	11
Section 2.5	ESCROW DEPOSITS...............................................................................	12
Section 2.6	CARE AND USE OF THE PROPERTY...................................................	13
Section 2.7	COLLATERAL SECURITY INSTRUMENTS........................................	15
Section 2.8	MANAGEMEMT AGREEMENTS..........................................................	15
Section 2.9	RATE CAP AGREEMENT.......................................................................	16
Section 2.10	SUITS AND OTHER ACTS TO PROTECT THE PROPERTY...............	18
Section 2.11	LIENS AND ENCUMBERANCES..........................................................	19
ARTICLE III	INSURANCE........................................................................................................	19
Section 3.1	REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES..................................................................................................	19
Section 3.2	ADJUSTMENT OF CLAIMS...................................................................	23
Section 3.3	ASSIGNMENT TO BENEFICIARY........................................................	23
ARTICLE IV	BOOKS, RECORDS AND ACCOUNTS......................................................	23
Section 4.1	BOOKS AND RECORDS.........................................................................	23
Section 4.2	PROPERTY REPORTS.............................................................................	25
Section 4.3	ADDITIONAL MATTERS.......................................................................	25
ARTICLE V	LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY....................................................................................................	25
Section 5.1	TRUSTOR'S REPRESENTATIONS AND WARRANTIES.....................	25
Section 5.2	REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE OPERATING LEASE...............................................................................	26
Section 5.3	ASSIGNMENT OF LEASES....................................................................	26
Section 5.4	PERFORMANCE OF OBLIGATIONS....................................................	27
Section 5.5	SUBORDINATE LEASES........................................................................	28
Section 5.6	LEASING COMMISSIONS.....................................................................	28
Section 5.7	REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE RESTAURANT LEASE............................................................................	28
Section 5.8	REPRESENTATIONS AND COVENANTS WITH RESPECT TO THE REA............................................................................................................	29
ARTICLE VI	ENVIRONMENTAL HAZARDS..................................................................	29
Section 6.1	REPRESENTATIONS AND WARRANTIES..........................................	29
Section 6.2	REMEDIAL WORK.................................................................................	30
Section 6.3	ENVIRONMENTAL SITE ASSESSSMENT...........................................	31
Section 6.4	UNSECURED OBLIGATIONS................................................................	31
TABLE OF CONTENTS (cont.)
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Section 6.5	HAZARDOUS MATERIALS...................................................................	31
Section 6.6	REQUIREMENTS OF ENVIRONMENTAL LAWS...............................	32
ARTICLE VII	CASUALTY, CONDEMNATION AND RESTORATION............................	33
Section 7.1	TRUSTOR'S REPRESENTATIONS.........................................................	33
Section 7.2	RESTORATION..........................................................................................	33
Section 7.3	CONDEMNATION....................................................................................	34
Section 7.4	CASUALTY AND CONDEMNATION RESTORATION PURSUANT TO MANAGEMENT AGREEMENT.......................................................	35
Section 7.5	REQUIREMENTS FOR RESTORATION...............................................	36
ARTICLE VIII	REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRUSTOR......................................................................................................	38
Section 8.1	ERISA.........................................................................................................	38
Section 8.2	NON-RELATIONSHIP.............................................................................	38
Section 8.3	NO ADVERSE CHANGE........................................................................	38
Section 8.4	TRUSTOR'S REPRESENTATIONS AND WARRANTIES.....................	38
Section 8.5	FOREIGN INVESTOR.............................................................................	39
Section 8.6	US PATRIOT ACT....................................................................................	39
Section 8.7	COVENANTS AND AGREEMENTS WITH RESPECT TO LIABLE PARTY AND CONSOLIDATED GROUP................................................	39
ARTICLE IX	EXCULPATION AND LIABILITY...............................................................	41
ARTICLE X	SINGLE PURPOSE ENTITY; CHANGE IN OWNERSHIP, PROHIBITIONS ON TRANSFERS, FINANCING AND DEBT.................	43
Section 10.1	SINGLE PURPOSE ENTITY; INDEPENDENT DIRECTOR.................	43
Section 10.2	CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION........................................................................................	44
Section 10.3	OTHER PERMITTED TRANSFERS.......................................................	44
Section 10.4	PROHIBITION OF SUBORDINATE FINANCING................................	45
Section 10.5	PERMITTED DEBT..................................................................................	45
Section 10.6	RESTRICTIONS ON ADDITIONAL OBLIGATIONS...........................	46
Section 10.7	STATEMENTS REGARDING OWNERSHIP.........................................	46
ARTICLE XI	DEFAULTS AND REMEDIES......................................................................	47
Section 11.1	EVENTS OF DEFAULT...........................................................................	47
Section 11.2	REMEDIES UPON DEFAULT.................................................................	48
Section 11.3	APPLICATION OF PROCEEDS OF SALE.............................................	50
Section 11.4	WAIVER OF JURY TRIAL......................................................................	50
Section 11.5	BENEFICIARY'S RIGHT TO PERFORM TRUSTOR'S OBLIGATIONS.........................................................................................	50
Section 11.6	BENEFICIARY REIMBURSEMENT......................................................	50
Section 11.7	FEES AND EXPENSES............................................................................	50
Section 11.8	WAIVER OF CONSEQUENTIAL DAMAGES......................................	51
Section 11.9	INDEMNIFICATION OF TRUSTEE.......................................................	51
Section 11.10	ACTIONS BY TRUSTEE.........................................................................	51
Section 11.11	SUBSTITUTION OF TRUSTEE..............................................................	51
ARTICLE XII	TRUSTOR AGREEMENTS AND FURTHER ASSURANCES...................	51
Section 12.1	PARTICIPATION AND SALE OF LOAN................................................	51
Section 12.2	REPLACEMENT OF NOTE....................................................................	52
TABLE OF CONTENTS (cont.)

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